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                                                                EXHIBIT 3.1 (i)

           CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                      OF

                    MICROFLUIDICS INTERNATIONAL CORPORATION



     It is hereby certified that:

1.   The name of the Corporation is Microfluidics International Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First in its entirety and by substituting in lieu thereof the following:

          "FIRST:   The name of the Corporation is MFIC Corporation."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Executed effective as of July 9, 1999.

                                        MICROFLUIDICS INTERNATIONAL
                                        CORPORATION


                                        By:  /s/ Michael A. Lento
                                           -------------------------------
                                           Michael A. Lento
                                           President